Exhibit 107

Calculation of Fling Fee Tables

Form S-3

(Form Type)

Acadia Realty Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities

Acadia Realty Trust

Fees to Be Paid:	Equity	Common Shares of Beneficial Interest, par value $0.001 per share(1)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Preferred Shares of Beneficial Interest(4)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Depositary Shares(5)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Warrants(6)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Subscription Rights(7)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Share Purchase Units or Contracts	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Units	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Debt	Debt Securities(8)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)

Fees Previously Paid	N/A	—	—	—	—	—	—	—
	Total Offering Amounts:							(2)
	Total Fees Previously Paid:							—
	Total Fee Offsets:							—
	Net Fee Due:							(3)

(1)            Includes common shares of beneficial interest, if any, issuable upon conversion, exchange, exercise or settlement of any other securities whose offer and sale are registered by the registration statement to which this exhibit is attached.

(2)            The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance, including upon exercise, conversion, exchange or settlement of other securities or as part of units.

(3)            The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r).

(4)            Includes preferred shares of beneficial interest, if any, issuable upon conversion, exchange, exercise or settlement of any other securities whose offer and sale are registered by the registration statement to which this exhibit is attached.

(5)            Includes depositary shares, if any, issuable upon conversion, exchange, exercise or settlement of any other securities whose offer and sale are registered by the registration statement to which this exhibit is attached.

(6)            Includes warrants, if any, issuable upon conversion, exchange, exercise or settlement of any other securities whose offer and sale are registered by the registration statement to which this exhibit is attached.

(7)            Includes subscription rights, if any, issuable upon conversion, exchange, exercise or settlement of any other securities whose offer and sale are registered by the registration statement to which this exhibit is attached.

(8)            Includes debt securities, if any, issuable upon conversion, exchange, exercise or settlement of any other securities whose offer and sale are registered by the registration statement to which this exhibit is attached.